Exhibit 10.1
FOURTH AMENDMENT TO REGISTRATION RIGHTS AGREEMENT
     THIS FOURTH AMENDMENT (the “Amendment”) is made as of December 5, 2008, to the Registration Rights Agreement (the “Agreement”) between Neoprobe Corporation (the “Company”) and Platinum-Montaur Life Sciences, LLC (the “Purchaser”), dated December 26, 2007, as amended by the Amendment to Registration Rights Agreement, dated February 7, 2008, Second Amendment to Registration Rights Agreement dated April 16, 2008, and Third Amendment to Registration Rights Agreement dated July 10, 2008. Capitalized terms not otherwise defined herein shall have the meanings defined in the Agreement.
Recital
     The Company and the Purchaser desire to amend certain provisions of the Agreement to modify the description of the Registrable Securities as to which the Company is required to file a registration statement.
Statement of Agreement
     In consideration of the foregoing, and of their mutual promises contained herein, the parties agree as follows:
     1. Resale Registration. The first sentence of Section 2(a) of the Agreement which originally stated that “On or prior to the Filing Date the Company shall prepare and file with the Commission a “resale” Registration Statement providing for the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415,” shall be deleted in its entirety and replaced with the following: “On or prior to the thirtieth (30th) day following the Third Closing Date (as that term is defined in the Purchase Agreement) the Company shall prepare and file with the Commission a post-effective amendment to the registration statement on Form S-1 (file no. 333-150650) filed by the Company on May 5, 2008 (the “Registration Statement”), providing for the: (a) deregistration of the shares of Common Stock issuable upon the conversion of the Series B Note issued to the Purchaser pursuant to the Purchase Agreement and the shares of Common Stock issuable upon the exercise of the Series X Warrant issued to the Purchaser pursuant to the Purchase Agreement; and (b) registration of the resale of: (i) the shares of Common Stock issuable upon conversion of the Preferred Stock issued to the Purchaser pursuant to the Purchase Agreement; (ii) the shares of Common Stock issuable upon exercise of the Series Y Warrant issued to the Purchaser pursuant to the Purchase Agreement; (iii) 3,500,000 shares of Common Stock issuable as interest or dividends on the Notes and the Preferred Shares; and (iv) up to 4,666,666 shares issuable upon the conversion of the Series B Note issued to the Purchaser pursuant to the Purchase Agreement, provided that the total number of shares of Common Stock registered shall not exceed 20,166,666, for an offering to be made on a continuous basis pursuant to Rule 415. Additionally, within thirty-five (35) days of receipt from the Holder of written request therefor, the Company shall prepare and file with the Commission an additional “resale” registration statement providing for the resale of: (i) the shares of Common Stock issuable upon the conversion of the Series A Note issued to the Purchaser pursuant to the Purchase Agreement; (ii) the shares of Common Stock issuable upon the exercise of the Series W Warrant issued to the Purchaser pursuant to the Purchase Agreement; (iii) any unregistered shares of Common Stock issuable upon the conversion of the Series B Note issued to the Purchaser pursuant to the Purchase Agreement; and (iv) the shares of Common Stock issuable upon the exercise of the Series X Warrant issued to the Purchaser pursuant to the Purchase Agreement, provided, however, that the Company shall not be required to file such additional registration statement, or may exclude shares from such additional registration statement, if it believes in good faith, based upon advice from the Commission’s Staff, that application of Rule 415 would not permit registration of all or the excluded portion of such shares.
     2. Sole Holder. Purchaser represents that it has not assigned or otherwise transferred any of the Registrable Securities, and that as of the date of this Amendment, it is the sole Holder of the Registrable Securities.

     3. No Other Modification. Except as expressly modified or amended hereby, the terms and conditions of the Agreement shall remain unchanged and in full force and effect, and each of the parties hereby ratifies and confirms the same. In the event of any conflict between the terms of the Agreement or any previous amendment to the Agreement and this Amendment, the terms of this Amendment shall govern.
     4. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all such counterparts together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized persons as of the date first indicated above.

NEOPROBE CORPORATION
By:	/s/ Brent L. Larson
	Name:	Brent L. Larson
	Title:	Vice-President, Finance, Chief Financial Officer Treasurer and Secretary

PLATINUM-MONTAUR LIFE SCIENCES, LLC
By:	/s/ Michael Goldberg
	Name:	Michael Goldberg
	Title:	Portfolio Manager

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